Exhibit 10.205
EXECUTION VERSION
AMENDMENT
TO
CHANGE IN CONTROL SEVERANCE AGREEMENT
     THIS AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Amendment”) is made May 15, 2009 (the “Amendment Date”), by and between Safeco Corporation (the “Company”) and Michael H. Hughes (the “Executive”).
     WHEREAS, the Company and the Executive entered into that certain Change in Control Severance Agreement effective March 28, 2007 (the “CIC Agreement”);
     WHEREAS, the Company and the Executive have executed that certain Confirmation of Change in Control Severance Agreement Terms dated as of September 15, 2008 (the “Letter Agreement”);
     WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of April 23, 2008 among Liberty Mutual Insurance Company (“Liberty Mutual”), Big Apple Merger Corporation, and the Company, a Change in Control (as such term is defined in the CIC Agreement) occurred and the Company became a subsidiary of Liberty Mutual; and
     WHEREAS, in light of the foregoing, the Company and the Executive now desire to amend the CIC Agreement as provided herein;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree the CIC Agreement as follows:
1.	Section 2 of the CIC Agreement is amended in its entirety to read as follows:

“The term of this Agreement, as amended and restated, (the “Term”) shall continue in effect until the earlier of (i) the date it is terminated by written agreement between the Company and the Executive and (ii) September 22, 2011.”

2.	The first and second sentences of Section 3 of the CIC Agreement are amended in their entirety to read as follows:

“In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants stated in Section 4, the Company agrees, under the conditions described herein, to pay and provide the Executive the payments and benefits described herein. Except as provided in Section 5.1, Section 5.4, Section 6.1(A)(i), Section 6.2 and Section 9.1, no amount or benefit shall be payable under this Agreement unless there shall have been a termination of the Executive’s employment with the Company during the Term.”

3.	Section 6.1 of the CIC Agreement is amended in its entirety to read as follows:

“6.1 Designated Payment and Severance Payments: The Company shall pay or provide the Executive with the following payments and benefits on the terms set forth below in lieu of any compensation or benefits that the Executive otherwise may have been entitled to receive under Section 6.1 of the CIC Agreement prior to its amendment pursuant to that certain Amendment to Change in Control Severance Agreement dated September 22, 2008:
(A)	Designated Payment.

(i) The Company shall pay the Executive $5,372,325 in cash (the ‘Designated Payment’) twenty business days after the first anniversary of the Merger (as defined below) (the ‘Designated Payment Date’), provided that he is then employed by the Company and contemporaneously executes and files a release agreement in substantially the form attached hereto as Exhibit A-l that is not subsequently revoked. “Merger” means the merger of a subsidiary of Liberty Mutual Insurance Company (“Liberty Mutual”) into the Company pursuant to that certain Agreement and Plan of Merger dated as of April 23, 2008 among Liberty Mutual, Big Apple Merger Corporation and the Company. Failure to timely execute and file a release will result in forfeiture of the Designated Payment.

(ii) In the event that prior to the Designated Payment Date the Executive dies or the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason or as a result of Executive’s Disability, then the Company shall pay the Executive or his estate, as applicable, the Designated Payment twenty business days after (a) the date of his death or (b) the date on which any such termination constitutes a “separation from service” (as that term is defined under Section 409A of the Code), as applicable, provided that, in the event his employment is terminated other than as a result of his death, he timely executes and files with the Company a release agreement in substantially the form attached hereto as Exhibit A-2 that is not subsequently revoked. For purposes of this Section 6.1(A)(ii), a release will only be timely filed if an executed copy of the release is delivered or tendered to the President of the Company or his or her designee not later than 21 days after the Executive’s “separation from service” as that term is defined under Section 409A of the Code. Failure to timely execute and file a release will result in forfeiture of the Designated Payment.
(B)	Severance Payments. Upon a termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason after the Designated Payment Date and during the Term, the Executive shall be entitled to receive (i) severance in an amount and in such form as determined under the Liberty Mutual Severance Pay Plan, as such plan may be amended from time to time, in accordance

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with the terms of such plan and (ii) for the thirty-six month (36) month period immediately following the Date of Termination (the “Severance Period”), the Company shall arrange to provide Executive with life, disability, accident and health insurance benefits substantially similar to those the Executive is receiving immediately prior to the Date of Termination; provided, however, that unless Executive consents to a different method, such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to Section 6.1(B)(i) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive (other than benefits available pursuant to the Consolidated Omnibus Budget Reform Act of 1985) during the Severance Period in connection with subsequent employment (and any such benefits actually received by or made available to the Executive shall be reported to the Company by the Executive). Benefits provided pursuant to Section 6.1(B)(ii) shall cease on the first day on which Executive is elegible to participate in substantially equivalent benefits in connection with subsequent employment. Severance payments as described in this Section 6.1(B) shall be made on the schedule set forth in the Liberty Mutual Severance Pay Plan and shall be conditioned upon timely filing an executed release as required under that plan and does not subsequently revoke such release. Upon any termination of the Executive’s employment, other than a termination by the Company without Cause or a termination by the Executive for Good Reason, the Executive shall be entitled to the payments and benefits set forth in Section 5 of this Agreement and the Executive’s rights and benefits under any other applicable plans, programs or agreements of or with the Company or Liberty Mutual shall be as provided in such plans, programs or agreements.
4.	The first sentence of Section 6.2(A) of the CIC Agreement is amended by deleting the phrase:

“Whether or not the Executive becomes entitled to the Severance Payments,” and replacing it with the following:

“Whether or not the Executive becomes entitled to any payments or benefits under Section 6.1,”

5.	Section 6.3 of the CIC Agreement is deleted in its entirety.

6.	Section 6.4 of the CIC Agreement is renumbered Section 6.3 and is amended by inserting the following after the words “provided by this Agreement” in the fourth line thereof:

“, in connection with negotiating any amendment to this Agreement”

7.	The second sentence of Section 8 of the CIC Agreement is amended by deleting the parenthetical “(other than Section 6.1(B))”.

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8.	Section 9.1 of the CIC Agreement is amended by replacing the term “Safeco” with the term “Liberty Mutual” throughout such Section 9.1 and by adding the following sentence to the end of Section 9.1:
“No assignment of this Agreement by Liberty Mutual, or succession of any affiliate of Liberty Mutual or any other person or entity to rights and obligations of Liberty Mutual under this Agreement shall release Liberty Mutual from any liability or obligation hereunder and, Liberty Mutual shall remain liable such that if any amount is not paid when due by the assignee or successor then Executive may proceed against Liberty Mutual without obligation for presentment and demand.”
9.	Section 15 of the CIC Agreement is amended by deleting the following defined terms: “Severance Payments” and “Severance Period.”

10.	Section 15(R)(v) and Section 15R(vi) of the CIC Agreement are deleted in their entirety, and Section 15(R)(vii) is renumbered Section 15(R)(v).

11.	Section 15(R) of the CIC Agreement is further amended by adding the following sentence to the end of Section 15(R):

“Executive acknowledges and agrees that neither the fact of the Merger, the consummation of the Merger, the fact of Liberty Mutual or any of its affiliates being a successor to the Company as a result of the Merger (provided, however, that, if any affiliate of Liberty Mutual becomes a successor to the Company, Liberty Mutual guarantees the full and prompt payment of all obligations and liabilities under this Agreement to the Executive), nor the change in the Executive’s duties, titles, responsibilities, compensation, benefits or the elements or structure thereof in connection with the Merger shall constitute ‘Good Reason’ for purposes of this Agreement; provided, however, that any material reduction in the Executive’s duties, titles, responsibilities, compensation, benefits or the elements or structure thereof on or after the Amendment Date shall constitute ‘Good Reason,’ other than any reduction in accordance with the Executive’s written consent or that is part of a salary reduction plan implemented by the Board and applicable on a proportionate basis to all officers of the Company (and not the Executive singly). The Executive further acknowledges and agrees that he does not have a right to terminate his employment for Good Reason under Section 9.1 of the Agreement as of the Amendment Date.”

12.	All other terms of the CIC Agreement shall remain in full force and effect.

13.	This instrument, together with the CIC Agreement and the Letter Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the executive and the Company have caused this Agreement to be executed as of the day and year written above.

SAFECO CORPORATION
By:	/s/ Gary R. Gregg
Gary R. Gregg
Executive Vice President, Liberty Mutual and President, Agency Markets

/s/ Michael H. Hughes
Michael H. Hughes

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EXHIBIT A-2
GENERAL RELEASE
The following General Release (the “Agreement”) sets forth the agreement between Liberty Mutual Insurance Company on behalf of itself and its subsidiaries, parent companies, and affiliates, including but not limited to Safeco Insurance Company and Safeco Corporation (collectively, “Liberty Mutual”), and Michael H. Hughes (“Employee”) concerning Liberty Mutual’s payment of certain compensation and benefits to Employee pursuant to the Change in Control Severance Agreement by and between Safeco Corporation and Employee effective March 28, 2007 (as amended by that certain Amendment to Change in Control Severance Agreement dated May 15, 2009 and that certain Confirmation of Change in Control Severance Agreement Terms dated as of September 15, 2008, as so amended the “CIC Agreement”).
     1. Termination Date. This confirms the termination of your employment with Liberty Mutual effective [DATE] (the “Date of Termination”).
     2. CIC Payment. Employee acknowledges that the payments referred to in Section 6.1 and 6.2 of the CIC Agreement are the only payments that are due to the Employee upon his termination of employment with Liberty Mutual pursuant to the CIC Agreement. The amount that is due to Employee pursuant to Section 6.1 of the CIC Agreement is $5,372,325 (the “CIC Payment”), minus applicable withholdings required by federal, state and local laws.
          (a) Liberty Mutual shall not be obligated pursuant to the CIC Agreement to pay Employee or provide Employee with any compensation other than the CIC Payment and any payment required under Section 6.2 of the CIC Agreement, including, but not limited to, under Section 6.1(B) of the CIC Agreement.
          (b) Employee agrees that the payments made by Liberty Mutual under this Agreement and any other applicable plans, programs or agreements of or with Liberty Mutual constitute adequate consideration for the general release of claims set forth in Section 4 below.
     3. Conditions Applying to CIC Payment. Employee acknowledges and agrees that the CIC Payment set forth in Section 2 of this Agreement is, for purposes of any and all compensation plans, programs or other agreements or arrangements of Liberty Mutual, a welfare benefit and does not constitute a wage earned by Employee by virtue of Employee’s employment with Liberty Mutual. None of the payments described in this Agreement shall be subject to matching contributions or included as benefits eligible earnings under any Liberty Mutual benefit plan or policy.
     4. General Release of Claims. Employee hereby knowingly and voluntarily releases and forever discharges Liberty Mutual and its respective subsidiaries, parent, affiliates and related entities, including but not limited to Safeco Insurance Company and Safeco Corporation (collectively, “Liberty Mutual”) and its or their present and former officers, directors, employees, agents, successors and assigns, of and from any and all claims, known or unknown that Employee (including Employee’s heirs, executors, administrators, successors, and assigns) has or may have as of the date of Employee’s execution of this Agreement. This includes but is not limited to a release of (i) any claims arising out of Employees employment with Liberty Mutual or

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Employee’s separation from that employment; (ii) all claims brought by Employee or on Employee’s behalf in any pending lawsuits; (iii) any rights or claims that Employee may have pursuant to the Severance Guidelines, other than for the CIC Payment described in Section 2 of this Agreement; (iv) any rights or claims that Employee may have pursuant to the Safeco Long Term Incentive Plan, Safeco Leadership Performance Plan, Safeco Performance Incentive Compensation Plan, Safeco Success Sharing Plan, Safeco Sales Incentive Plan, Surety Plan, and/or any other compensation, incentive and/or bonus plans in which Employee may claim to have participated; and (v) any rights or claims that Employee may have pursuant to:
•	The National Labor Relations Act, as amended;

•	Title VII of the Civil Rights Act of 1964, as amended;

•	The Civil Rights Act of 1991;

•	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•	The Employee Retirement Income Security Act of 1974, as amended, but only with respect to the Safeco Executive Severance Guidelines, the Liberty Mutual Severance Pay Plan, the Liberty Mutual Short-Term Disability Plan, the Liberty Mutual Long-Term Disability Plan, the Liberty Mutual Executive Long-Term Disability Plan; Safeco Group Short Term Disability Plan; and Safeco Group Long Term Disability Plan;

•	The Immigration Reform and Control Act, as amended;

•	The Occupational Safety and Health Act, as amended;

•	The Americans With Disabilities Act, as amended;

•	The Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq.;

•	The federal Equal Pay Act, as amended;

•	The Uniformed Services Employment and Reemployment Rights Act, as amended;

•	The Worker Adjustment and Retraining Notification Act, as amended;

•	State or municipal wage and hour laws or regulations including, but not limited to, laws or regulations pertaining to wages, hours, overtime compensation, meal and/or rest periods, payroll record-keeping, and employee paystubs;

•	Any federal, state or municipal “unfair practices” “unlawful practices” or “Private Attorneys General Act” laws that provide the ability to bring claims for violations of other laws or public policies (e.g. California Business and Professions Code Section 17200 et seq. and California Labor Code Section 2698 et seq.);

•	Any other federal, state or local civil or human rights law or any other local; state or federal law, regulation or ordinance, including without limitation laws authorizing claims based upon race, national origin, gender, age, sexual orientation, pregnancy, color, marital status, religion, creed, veteran status, disability, medical condition, leave of absence requirements, retaliation, or perceived protected class status;

•	Any company policy, practice or procedure, or any express or implied public policy, contract, tort, or common law;

•	Any claim for penalties; or

•	Any claim for costs, fees, or other expenses including attorney’s fees.
Notwithstanding the foregoing or Section 5 below, Employee is not waiving (i) his right to bring claims that cannot be released as a matter of law; (ii) his rights to receive benefits or payments

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pursuant to the terms of any Safeco Insurance Company Retirement Plan, Safeco Cash Balance Plan, or Safeco’s Deferred Compensation Plan for Executives, or any other Liberty Mutual benefit plan, (iii) any claim for workers compensation benefits, (iv) his rights under the Liberty Mutual’s certificate of incorporation, By-Laws, insurance policies or other written agreements with respect to indemnification or any similar policy, document or agreement of any affiliate of Liberty Mutual as applicable to him immediately prior to termination; or (v) any claims to enforce rights arising under the ADEA or other civil rights statute after the effective date of this Agreement.
     5. California Employees. Without limitation to the foregoing, an employee working in California expressly recognizes that this Agreement includes a release of any rights or claims under the California Labor Code, the California Wage Orders, the Prudence K. Poppnick Act of 2001, which prohibits discrimination against individuals with difficulties in achieving one or more major life activities; and the California Fair Employment and Housing Act, which prohibits discrimination in employment, and the California Unruh Civil Rights Act. An employee working in California expressly recognizes that this release includes a release of all claims which the employee may have as of the date of the release whether known or unknown to the employee, who hereby waives all rights which he may have under Section 1542 of the California Civil Code, which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
     6. No Other Payments Due. Employee affirms that Employee has been paid and/or has received all compensation and benefits which were due and payable to Employee under the CIC Agreement as of the Date of Termination. In the event that any claim, charge, complaint or action is filed on Employee’s behalf against Liberty Mutual that is subject to the general release set forth in Section 4 of this Agreement, Employee agrees to waive and hereby waives any and all rights to any monetary relief or monetary recovery therefrom, except as prohibited by law.
     7. Nonadmission of Wrongdoing. Employee agrees that neither this Agreement nor the furnishing of the consideration for the release set forth in this Agreement shall be deemed or construed at any time for any purpose as an admission by Liberty Mutual of any liability or unlawful conduct of any kind.
     8. Non-disparagement. Employee agrees not to disparage or defame Liberty Mutual, its management, employees, publications, products, services, practices, or reputation.
     9. Confidentiality. Employee represents that prior to the execution of this Agreement he held it as strictly confidential and did not disclose the terms or fact of this Agreement to anyone other than his immediate family, his attorney(s) and/or his financial advisor(s), who first agreed not to communicate information provided by Employee to any third parties. Employee further agrees that upon the Agreement’s execution, neither he not anyone acting on his behalf will, in any manner, voluntarily inform, disclose, or discuss with any person the terms, fact of or amounts paid pursuant to this Agreement, except that Employee may disclose any such information to his immediate family, his attorney(s) and/or his financial advisor(s), but only if he first obtains their assent to be bound by this confidentiality provision.
     10. Confidential Information & Return of Materials. Employee acknowledges that in connection with his role as [Manager, Agency Market Systems], and in any previous positions with Liberty Mutual, Employee had access to a wide range of proprietary and/or confidential

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information regarding Liberty Mutual, including, but not limited to information concerning its strategic direction; financial affairs; business plans; underwriting, claims, sales or marketing strategy; underwriting processes; pricing and profit margins; employees; customers and/or prospective customers; and intellectual property owned by or licensed to Liberty Mutual. Employee further acknowledges and agrees that all such proprietary and/or confidential information, including documents, computer software, electronic information or copies thereof, is and shall remain the property of Liberty Mutual. Furthermore, Employee acknowledges and reaffirms Employee’s continuing obligation to preserve as confidential all such proprietary and/or confidential information obtained by Employee during, or by reason of, employment with Liberty Mutual and agrees that it will not be disclosed by Employee to any person, firm or corporation or otherwise utilized by Employee.
     11. Confidential Information and Inventions Assignment Agreement. Employee specifically reaffirms that Employee will continue to abide by the provisions, restrictions and non-solicitation agreement set for in the Confidential Information and Inventions Assignment Agreement signed by the Employee and with which Employee is familiar. The Confidential Information and Inventions Assignment Agreement remains in full force and effect, and nothing in this Agreement is intended to supersede that agreement.
     12. Governing Law and Interpretation. Employee agrees that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. Notwithstanding the foregoing, in the event a court of competent jurisdiction declares that this Agreement is governed by the law of another state, the Agreement shall remain in full force and effect. Should any provision of the Agreement be declared illegal or unenforceable by a court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release of claims language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general release of claims language is found by a court of competent jurisdiction to be unenforceable, Employee agrees that the remainder of Section 4 shall remain in full force and effect, that Liberty Mutual may rewrite this Agreement to cure the defect, and that Employee shall execute the rewritten agreement upon request of liberty Mutual without any additional monies, benefits and/or compensation therefor.
     13. Entire Agreement. This Agreement sets forth the entire agreement between Employee and Liberty Mutual and shall supersede any and all prior agreements or understandings, express or implied, whether written or oral, between the parties, except that, if Employee previously entered into any agreement(s) with Liberty Mutual containing provisions governing confidential information and assignment of inventions, trade secrets, non-competition or non-solicitation, such provisions shall remain in full force and effect, Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to sign this Agreement which are not reflected in this Agreement.
     14. Amendment. This Agreement may not be amended except by a written agreement signed by both parties.
     15. Right to Revoke. Employee understands that Employee has the right to revoke this Agreement at any time during the seven (7) calendar day period following the date on which Employee first signs the Agreement. If Employee wants to revoke, Employee must make a revocation in writing which states: “I hereby revoke my acceptance of the General Release.” This written revocation must be

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delivered by hand within the seven-day revocation period, or sent by overnight service or certified mail with a postmark dated before the end of the seven-day revocation period to: Francis Hyatt, Vice President and Manager, Benefits ad Employee Relations, 175 Berkeley Street, Boston, MA 02117; otherwise the revocation will not be effective. If Employee revokes this Agreement, Employee will not be entitled to receive the consideration referenced in Section 2.
     16. Effective Date. This Agreement shall not become effective or enforceable until the expiration of the 7-day revocation period described in Section 15 above.
Executed this                      day of                     , 20     .
EMPLOYEE UNDERSTANDS THAT EMPLOYEE’S RIGHT TO RECEIVE THE CIC PAYMENT REFERENCED IN THIS AGREEMENT IS SUBJECT TO EMPLOYEE’S COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. EMPLOYEE ALSO UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE WELL BE WAIVING EMPLOYEE’S RIGHTS UNDER FEDERAL, STATE AND LOCAL LAW TO BRING ANY CLAIMS THAT EMPLOYEE HAS OR MIGHT HAVE AGAINST LIBERTY MUTUAL.
EMPLOYEE HAS 21 DAYS TO CONSIDER THIS AGREEMENT. LIBERTY MUTUAL ADVISES EMPLOYEE TO CONSULT WITH AN ATTORNEY (AT EMPLOYEE’S OWN EXPENSE) PRIOR TO SIGNING THIS AGREEMENT. EMPLOYEE’S SIGNATURE BELOW CONSTITUTES EMPLOYEE’S ACKNOWLEDGEMENT THAT EMPLOYEE HAS BEEN SO ADVISED, THAT EMPLOYEE HAS READ THE AGREEMENT, THAT EMPLOYEE FULLY UNDERSTANDS ITS TERMS, AND THAT EMPLOYEE KNOWINGLY AND VOLUNTARILY AGREES TO BE BOUND BY IT.
IN WITNESS WHEREOF, Employee has executed this General Release as of the date set forth below. UNDERSTOOD, ACCEPTED AND AGREED Signed:
Name [please print]:
Date:

Liberty Mutual Insurance Company
By:
Francis J. Hyatt
Vice President & Manager Employee Relations and Benefits

Please mail all pages of the original release, including your initials on all pages and your dated

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signature to:
Francis Hyatt, Liberty Mutual Group, 175 Berkeley Street, Boston, MA

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EXHIBIT A-1
RELEASE
The following Release (the “Agreement”) sets forth the agreement between Liberty Mutual Insurance Company on behalf of itself and its subsidiaries, parent companies, and affiliates, including but not limited to Safeco Insurance Company and Safeco Corporation (collectively, “Liberty Mutual”), and Michael H. Hughes (“Employee”) concerning Liberty Mutual’s payment of certain compensation and benefits to Employee pursuant to the Change in Control Severance Agreement by and between Safeco Corporation and Employee effective March 28, 2007 (as amended by that certain Amendment to Change in Control Severance Agreement dated May 15, 2009, and that certain Confirmation of Change in Control Severance Agreement Terms dated as of September 15, 2008, as so amended the “CIC Agreement”).
     1. CIC Payment. Employee acknowledges that the payments referred to in Section 6.1(A) of the CIC Agreement are the only payments that are due to the Employee as of the date of Employee’s execution of this Agreement pursuant to Section 6.1(A) of the CIC Agreement. The amount that is due to Employee pursuant to Section 6.1(A) of the CIC Agreement is $5,372,325 (the “CIC Payment”), minus applicable withholdings required by federal, state and local laws.
          (a) Liberty Mutual shall not be obligated pursuant to Section 6.1(A) of the CIC Agreement to pay Employee or provide Employee with any compensation other than the CIC Payment.
          (b) Employee agrees that the payments made by Liberty Mutual under this Agreement constitute adequate consideration for the release of claims set forth in Section 4 below.
     2. Conditions Applying to CIC Payment. Employee acknowledges and agrees that the CIC Payment set forth in Section 2 of this Agreement is, for purposes of any and all compensation plans, programs or other agreements or arrangements of Liberty Mutual, a welfare benefit and does not constitute a wage earned by Employee by virtue of Employee’s employment with Liberty Mutual. None of the payments described in this Agreement shall be subject to matching contributions or included as benefits eligible earnings under any Liberty Mutual benefit plan or policy.
     3. Release of Claims. Employee hereby knowingly and voluntarily releases and forever discharges Liberty Mutual and its respective subsidiaries, parent, affiliates and related entities, including but not limited to Safeco Insurance Company and Safeco Corporation (collectively, “Liberty Mutual”) and its or their present and former officers, directors, employees, agents, successors and assigns, of and from any and all claims, known or unknown that Employee, (including Employee’s heirs, executors, administrators, successors, and assigns) has or may have under Section 6.1(A) of the CIC Agreement as of the date of Employees execution of this Agreement. This includes a release of

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     (a) any rights or claims that Employee may have pursuant to the [Safeco Executive] Severance Guidelines, other than for the CIC Payment described in Section 2 of this Agreement;
     (b) any rights or claims that Employee may have pursuant to the Safeco Long Term Incentive Plan, Safeco Leadership Performance Plan, Safeco Performance Incentive Compensation Plan, Safeco Success Sharing Plan, Safeco Sales Incentive Plan, Surety Plan, and/or any other compensation, incentive and/or bonus plans in which Employee may claim to have participated; and
     (c) any rights or claims that Employee may have pursuant to the Employee Retirement Income Security Act of 1974, as amended, but only with respect to the Safeco Executive Severance Guidelines, Safeco Group Short Term Disability Plan, and Safeco Group Long Term Disability Plan.
Notwithstanding the foregoing, Employee is not waiving his right to bring claims that cannot be released as a matter of law. Further, nothing in this Agreement, including the release of claims set forth in this Section 4, shall be construed to have any effect upon Employee’s receipt of benefits for which Employee is otherwise eligible or entitled to receive (i) pursuant to the terms of any Safeco Insurance Company Retirement Plan, Safeco Cash Balance Plan, or Safeco’s Deferred Compensation Plan for Executives, (ii) any other Liberty Mutual benefit plan, (iii) any provision of the CIC Agreement other than Section 6.1(A) or (iv) any claim for workers compensation benefits.
     4. No Other Payments Due. Employee affirms that Employee has been paid and/or has received all compensation and benefits which were due and payable to Employee under Section 6.1(A) of the CIC Agreement as of the date of Employee’s execution of this Agreement.
     5. Non-admission of Wrongdoing. Employee agrees that neither this Agreement nor the furnishing of the consideration for the release set forth in this Agreement shall be deemed or construed at any time for any purpose as an admission by Liberty Mutual of any liability or unlawful conduct of any kind.
     6. Governing Law and Interpretation. Employee agrees that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. Notwithstanding the foregoing, in the event a court of competent jurisdiction declares that this Agreement is governed by the law of another state, the Agreement shall remain in full force and effect. Should any provision of the Agreement be declared illegal or unenforceable by a court of competent jurisdiction and cannot be modified to be enforceable, excluding the release of claims language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the release of claims language is found by a court of competent jurisdiction to be unenforceable, Employee agrees that the remainder of Section 4 shall remain in full force and effect, that Liberty Mutual may rewrite this Agreement to cure the defect, and that Employee shall execute the rewritten agreement upon request of Liberty Mutual without any additional monies, benefits and/or compensation therefor.
     7. Entire Agreement. This Agreement sets forth the entire agreement between Employee and Liberty Mutual and shall supersede any and all prior agreements or understandings, express or implied, whether written or oral, between the parties, except that, if

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Employee previously entered into any agreement(s) with Liberty Mutual containing provisions governing confidential information and assignment of inventions, trade secrets, non-competition or non-solicitation, such provisions shall remain in full force and effect, Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to sign this Agreement which are not reflected in this Agreement.
     8. Amendment. This Agreement may not be amended except by a written agreement signed by both parties.
     9. Right to Revoke. Employee understands that Employee has the right to revoke this Agreement at any time during the seven (7) calendar day period following the date on which Employee first signs the Agreement. If Employee wants to revoke, Employee must make a revocation in writing which states: “I hereby revoke my acceptance of the Release”. This written revocation must be delivered by hand within the seven-day revocation period, or sent by overnight service or certified mail with a postmark dated before the end of the seven-day revocation period to: Francis Hyatt, Vice President and Manager, Benefits and Employee Relations, 175 Berkeley Street, Boston, MA 02117; otherwise the revocation will not be effective. If Employee revokes this Agreement, Employee will not be entitled to receive the consideration referenced in Section 2 unless he thereafter executes a release substantially in the form hereof.
     10. Effective Date. This Agreement shall not become effective or enforceable until the expiration of the 7-day revocation period described in Section 13 above.
EMPLOYEE UNDERSTANDS THAT EMPLOYEE’S RIGHT TO RECEIVE THE CIC PAYMENT REFERENCED IN THIS AGREEMENT IS SUBJECT TO EMPLOYEE’S COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. EMPLOYEE ALSO UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE WILL BE WAIVING EMPLOYEE’S RIGHTS UNDER FEDERAL, STATE AND LOCAL LAW TO BRING ANY CLAIMS THAT EMPLOYEE HAS OR MIGHT HAVE AGAINST LIBERTY MUTUAL UNDER SECTION 6.1(A) OF THE CIC AGREEMENT.
EMPLOYEE HAS 21 DAYS TO CONSIDER THIS AGREEMENT. LIBERTY MUTUAL ADVISES EMPLOYEE TO CONSULT WITH AN ATTORNEY (AT EMPLOYEE’S OWN EXPENSE) PRIOR TO SIGNING THIS AGREEMENT. EMPLOYEE’S SIGNATURE BELOW CONSTITUTES EMPLOYEE’S ACKNOWLEDGEMENT THAT EMPLOYEE HAS BEEN SO ADVISED, THAT EMPLOYEE HAS READ THE AGREEMENT, THAT EMPLOYEE FULLY UNDERSTANDS ITS TERMS, AND THAT EMPLOYEE KNOWINGLY AND VOLUNTARILY AGREES TO BE BOUND BY IT.

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Executed this                      day of                     , 20     .
IN WITNESS WHEREOF, Employee has executed this Release as of the date set forth below.
UNDERSTOOD, ACCEPTED AND AGREED Signed:
Name [please print]:
Date: Liberty Mutual Insurance Company

By:
Francis J. Hyatt
Vice President & Manager Employee Relations and Benefits

Please mail all pages of the original release, including your initials on all pages and your dated signature to:
Francis Hyatt, Liberty Mutual Group, 175 Berkeley Street, Boston, MA

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